UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2026

Bubblr, Inc.

(Exact name of registrant as specified in its charter)

Wyoming	000-56747	86-2355916
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

30 N Gould St., Ste R, Sheridan, WY	82801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(646) 814 7184

N/A

(Former name or former address, if changed since the last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by a check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 11, 2025, Bubblr Inc. (the “Company”) received a notification from OTCQB Markets Group indicating that the Company’s closing bid price had remained below $0.01 for more than 30 consecutive trading days.

As a result, the Company no longer met the minimum bid price requirements for continued listing on the OTCQB market.

In accordance with Section 4.1(B) of the OTCQB Rules, the Company was granted a 90 calendar day cure period.

During this period, the Company’s closing bid price was required to be at least $0.01 for at least 10 consecutive trading days to maintain its listing status.

The Company was unable to satisfy this condition within the specified cure period, resulting in a listing deficiency.

Consequently, effective February 18, 2026, the Company’s securities were downgraded from the OTCQB market to the OTCID market (formerly OTC Pink Open Market), an entry-level public market for issuers that meet current information requirements under Rule 15c2-11.

The Company will continue to file its periodic reports and remain subject to the reporting obligations under the Securities Exchange Act of 1934. Management is actively evaluating strategic options to regain compliance with relevant listing standards and remains committed to upholding transparency and stability for all stakeholders.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 18, 2026	Bubblr, Inc.

	By:	/s/ David Chetwood
	Name:	David Chetwood
	Title:	Chief Financial Officer

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